Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Calpine Corporation (the “Company”) on Form 10-Q/A for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Peter Cartwright	/s/ Robert D. Kelly
Peter Cartwright	Robert D. Kelly
Chairman, President and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer
Calpine Corporation	Calpine Corporation

Dated: April 13, 2005

     A signed original of this written statement required by Section 906 has been provided to Calpine Corporation and will be retained by Calpine Corporation and furnished to the Securities and Exchange Commission or its staff upon request.